EXHIBIT 17(a)


                       LEAHI TAX-FREE INCOME SERIES
                                    of
                          LEAHI INVESTMENT TRUST

            PROXY SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES


                   PROXY FOR THE MEETING OF SHAREHOLDERS
                        TO BE HELD ON JULY 24, 1997

     The undersigned, revoking all Proxies heretofore given, hereby appoints Ronald Kent or____________________________ or either of them as Proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all shares of the Leahi Tax-Free Income Series ("Leahi Fund") of the Leahi Investment Trust ("the Trust") that the undersigned is entitled to vote at the special meeting of shareholders of the Leahi Fund to be held at 9:00 a.m., local time, on Thursday, July 24, 1997 at the offices of Leahi Management Company, Inc., Ward Plaza, 210 Ward Avenue, Suite 129, Honolulu, Hawaii 96814 and at any adjournments thereof, as fully as the undersigned would be entitled to vote if personally present, as follows:

     To approve an Agreement and Plan of Reorganization whereby the First Hawaii Municipal Bond Fund series of First Pacific Mutual Fund, Inc. ("First Hawaii") will acquire all of the assets of Leahi Fund in exchange for Shares of First Hawaii, followed by the liquidation and termination of Leahi Fund and the Trust, as substantially described in the accompanying Prospectus/Proxy Statement.

_________  FOR      _________ AGAINST             _________ ABSTAIN

THE BOARD OF TRUSTEES OF THE TRUST RECOMMENDS A VOTE FOR THE
PROPOSAL.

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS INDICATED OR FOR THE PROPOSAL IF NO CHOICE IS INDICATED.

THE PROXIES ARE AUTHORIZED IN THEIR DISCRETION TO VOTE UPON SUCH
OTHER MATTERS AS MAY COME BEFORE THE MEETING OR ANY ADJOURNMENTS
THEREOF.

          NOTE:  PLEASE SIGN EXACTLY AS YOUR
          NAME(S) APPEARS ON THIS CARD.


          Date:__________________________________________________________

          Signature(s):__________________________________________________

          Signature (of joint owner,
          if any):________________________________________________________


NOTE: When signing as attorney, executor, administrator, trustee, guardian, or as custodian for a minor, please sign your name and give your full title as such. If signing on behalf of a corporation, please sign full corporate name and your name and indicate your title. If you are a partner signing for a partnership, please sign the partnership name and your name. Joint owners should each sign this proxy. Please sign, date and return.